Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	donnaegan@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS FIRST QUARTER 2014 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – May 7, 2014 – Sprouts Farmers Market, Inc. (the “Company”) (Nasdaq:SFM) today reported results for its 13-week first quarter ended Mar. 30, 2014.

First Quarter Highlights:

•	Net sales of $722.6 million; a 26% increase from the same period in 2013

•	Same store sales growth of 12.8% and two-year combined pro forma same store sales growth of 20.8%

•	Net income increased to $33.7 million with diluted earnings per share of $0.22

•	Adjusted net income increased 90% to $35.4 million; compared to $18.6 million in 2013

•	Adjusted diluted earnings per share increased 64% to $0.23; compared to $0.14 from the same period in 2013

•	Adjusted EBITDA of $77.5 million; a 49% increase from adjusted EBITDA in 2013

•	Increased the Company’s guidance for 2014

“Sprouts’ focus on value is resonating with a broad and growing base of customers who now have the opportunity to purchase healthy food at an affordable price. This has resulted in 28 consecutive quarters of positive same store sales growth and record first quarter financial performance that outperformed our targets,” said Doug Sanders, president and chief executive officer of Sprouts Farmers Market. “During the first quarter, Sprouts’ net sales increased 26%, generating additional leverage and resulting in a 49% improvement of EBITDA growth. Given our strong business momentum and impressive first quarter results we are increasing our annual guidance, and feel confident in achieving our growth plans.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

First Quarter 2014 Financial Results

Net sales in the first quarter of 2014 increased 26% to $722.6 million. Net sales growth was driven by a 12.8% increase in same store sales growth and strong performance in new stores opened, including our first new store in the Kansas City market.

Gross profit for the quarter increased 29% to $223.9 million resulting in a gross profit margin of 31.0% of sales, or an increase of 70 basis points compared to the same period in 2013. The improvement in gross profit margin was primarily driven by leveraging occupancy, utilities and buying costs. In addition, we experienced higher merchandise margins in produce from strong product quality and availability, and lower merchandise costs from vendor discounts in certain departments. These increases were partially offset by promotional activities.

Direct store expenses as a percentage of sales for the quarter decreased 90 basis points to 19.1% compared to the same period in 2013 and on an adjusted basis decreased by 100 basis points to 19% compared to 2013. This was primarily due to leverage in labor and depreciation, in addition to lower utilization of medical benefits.

Selling, general and administrative expenses as a percentage of sales for the quarter increased 20 basis points to 3.1% compared to the same period in 2013. SG&A during the quarter included $1.4 million of pre-tax secondary offering expenses. Excluding this item, SG&A as a percentage of sales was consistent with the same period in 2013. This was primarily due to leverage in advertising, offset by higher corporate overhead as we continue to build out infrastructure to support our expansion plans.

Net income for the quarter was $33.7 million, or diluted earnings per share of $0.22, up $15.6 million from the same period in 2013. Net income in the quarter included $1.4 million of pre-tax secondary offering expenses including related payroll taxes, $0.5 million pre-tax store closure and exit costs; and $0.7 million loss on disposal of assets. Net income for the first quarter of 2013 included a pre-tax store closure and exit costs of $0.8 million. Excluding these items, adjusted net income increased 90% to $35.4 million, compared to $18.6 million in the same period in 2013, and adjusted EBITDA totaled $77.5 million, up $25.4 million, or 49%, from the same period in 2013. These increases were driven by higher sales, improved gross profit margins and the resulting operating leverage. In addition, net income benefited from lower interest expense due to a lower principal balance on our term loan and a decrease in interest rates. Adjusted diluted earnings per share was $0.23, a 64% increase from adjusted diluted earnings per share of $0.14 from the same period in 2013.

Growth and Development

During the first quarter of 2014, the Company opened 4 new stores – two in California, and one each in Kansas and Oklahoma and relocated our El Paso, Texas store. One additional store in Nevada has been opened in the second quarter to date, bringing 2014 new store openings to five for a total of 172 stores in nine states as of May 7, 2014. The Company expects to open 23-24 stores for the year.

Leverage and Liquidity

The Company generated cash from operations of $76.3 million for the first quarter of 2014 and invested $18.2 million in capital expenditures, primarily for new stores. The Company ended the quarter with a principal balance on its term loan of $316.5 million, $149.0 million in cash and cash equivalents and $52.6 million available under its revolving credit facility.

2014 Outlook

The following provides updated information on the Company’s guidance for 2014:

Q2 2014 Guidance
Same store sales growth	8% to 9%
Two-year combined pro forma same store sales growth	19% to 20%

	Full-year 2014 Current Guidance	Full-year 2014 Prior Guidance
Net sales growth	18% to 20%	16% to 18%
Unit growth	23 to 24 new stores	22 to 24 new stores
Same store sales growth	8.5% to 9.5%	7% to 8%
Adjusted EBITDA growth	23% to 25%	17% to 20%
Adjusted net income growth	40% plus	30% plus
Adjusted diluted earnings per share (1)	$0.63 to $0.65	$0.58 to $0.60
Capital expenditures	$110M to $120M	$110M to $120M
(net of landlord reimbursements)

The Company’s adjusted diluted earnings per share, adjusted net income and adjusted EBITDA guidance for the year do not include charges and costs which are expected to be similar to those charges and costs excluded from adjusted diluted earnings per share, adjusted net income and adjusted EBITDA in prior periods. Please see the explanation and reconciliation of these non-GAAP measures to the comparable GAAP measures for the thirteen weeks ended March 30, 2014 and March 31, 2013 in the tables included below.

(1)	Based on a weighted average share count of approximately 154 million shares for 2014.

First Quarter 2014 Conference Call

The Company will hold a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) on Wednesday, May 7, 2014, during which Sprouts’ executives will further discuss the Company’s first quarter 2014 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at http://investors.sprouts.com. For those participating via teleconference, the phone number for the call is 1-877-398-9481 (U.S.) or 1-408-337-0130 (international), and the passcode is 30673082. Participants are encouraged to dial in 10 minutes early. A replay of the event will remain available for two weeks and can be accessed by dialing 1-855-859-2056 (toll-free) or 1-404-537-3406 (international) and entering the confirmation code: 30673082. An archive of the webcast will be available for one year at http://investors.sprouts.com, under “Events and Presentations.”

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. Such forward-looking statements are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management “anticipates,” “plans,” “estimates,” “expects,” or “believes,” or the negative of these terms and other similar expressions) that are not statements of historical fact should be considered forward-looking statements, including, without limitation, the Company’s beliefs that its focus on value is resonating with a broad and growing base of customers who now have the opportunity to purchase healthy food at an affordable price and it is confident in achieving its growth plans given its strong business momentum and impressive first quarter results, the Company’s expected new store openings and the Company’s guidance and outlook for 2014. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the Company’s ability to successfully compete in its intensely competitive industry; the Company’s ability to successfully open new stores; the Company’s ability to manage its rapid growth; the Company’s ability to maintain or improve its operating margins; the Company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. We offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Recently named one of the top five supermarket chains by Consumer Reports and headquartered in Phoenix, Arizona, Sprouts Farmers Market employs more than 15,000 team members and operates more than 170 stores in nine states.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended
	March 30, 2014	March 31, 2013
Net sales	$722,606	$573,694
Cost of sales, buying and occupancy	498,747	399,774

Gross profit	223,859	173,920
Direct store expenses	138,231	114,661
Selling, general and administrative expenses	22,479	16,724
Store pre-opening costs	947	1,714
Store closure and exit costs	533	775

Income from operations	61,669	40,046
Interest expense	(6,467)	(10,165)
Other income	96	133

Income before income taxes	55,298	30,014
Income tax provision	(21,565)	(11,897)

Net income	$33,733	$18,117

Net income per share:
Basic	$0.23	$0.14
Diluted	$0.22	$0.14
Weighted average shares outstanding:
Basic	147,759	125,969

Diluted	153,294	129,184

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	March 30, 2014	December 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$149,048	$77,652
Accounts receivable, net	14,089	9,524
Inventories	121,454	118,256
Prepaid expenses and other current assets	6,734	8,049
Deferred income tax asset	12,402	18,146

Total current assets	303,727	231,627
Property and equipment, net of accumulated depreciation	371,689	348,830
Intangible assets, net of accumulated amortization	195,144	195,467
Goodwill	368,078	368,078
Other assets	13,725	13,135
Deferred income tax asset	14,548	15,267

Total assets	$1,266,911	$1,172,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$148,001	$111,159
Accrued salaries and benefits	21,657	22,287
Other accrued liabilities	31,078	32,958
Current portion of capital and financing lease obligations	3,746	3,395
Current portion of long-term debt	5,829	5,822

Total current liabilities	210,311	175,621
Long-term capital and financing lease obligations	119,922	116,177
Long-term debt	303,959	305,418
Other long-term liabilities	64,997	61,417

Total liabilities	699,189	658,633

Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 149,492,715 and 147,616,560 shares issued and outstanding, March 30, 2014 and December 29, 2013, respectively	149	147
Additional paid-in capital	499,343	479,127
Retained earnings	68,230	34,497

Total stockholders’ equity	567,722	513,771

Total liabilities and stockholders’ equity	$1,266,911	$1,172,404

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Thirteen Weeks Ended
	March 30, 2014	March 31, 2013
Cash flows from operating activities
Net income	$33,733	$18,117
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	13,026	11,064
Accretion of asset retirement obligation	40	37
Amortization of financing fees and debt issuance costs	394	720
Loss on disposal of property and equipment	727	19
Equity-based compensation	1,407	1,049
Excess tax benefit for exercise of stock options	(14,783)	—
Deferred income taxes	6,234	10,934
Changes in operating assets and liabilities:
Accounts receivable	(1,203)	327
Inventories	(3,198)	(3,918)
Prepaid expenses and other current assets	2,557	949
Other assets	(686)	315
Accounts payable	22,920	25,519
Accrued salaries and benefits	(631)	(3,968)
Other accrued liabilities	11,889	(725)
Other long-term liabilities	3,840	2,985

Net cash provided by operating activities	76,266	63,424

Cash flows from investing activities
Purchases of property and equipment	(18,240)	(27,429)
Proceeds from sale of intangible assets	—	139
Proceeds from sale of property and equipment	51	—

Net cash used in investing activities	(18,189)	(27,290)

Cash flows from financing activities
Payments on term loan	(1,750)	(2,050)
Payments on capital lease obligations	(131)	(120)
Payments on financing lease obligations	(726)	(1,438)
Cash from landlord related to financing lease obligations	577	983
Excess tax benefit for exercise of stock options	14,783	—
Proceeds from the exercise of stock options	566	75

Net cash provided by (used in) financing activities	13,319	(2,550)

Net increase in cash and cash equivalents	71,396	33,584
Cash and cash equivalents at beginning of the period	77,652	67,211

Cash and cash equivalents at the end of the period	$149,048	$100,795

Supplemental disclosure of cash flow information
Cash paid for interest	$6,062	$9,610
Cash paid for income taxes	1	50
Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	$21,794	$7,665
Property acquired through capital and financing lease obligations	4,377	6,240

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has presented adjusted net income, adjusted earnings per share and adjusted EBITDA. These measures are not in accordance with, and are not intended as an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company, and they are a component of incentive compensation. The Company defines adjusted net income as net income excluding store closure and exit costs, one-time costs associated with its combination with Henry’s Holdings, LLC (the “Henry’s Transaction”) and its acquisition of Sunflower Farmers Market, Inc. (the “Sunflower Transaction,” and together with the Henry’s Transaction, the “Transactions”), gain and losses from disposal of assets and the loss of extinguishment of debt. The Company defines adjusted diluted earnings per share as adjusted net income divided by the weighted average diluted shares outstanding. The Company defines EBITDA as net income before interest expense, provision for income tax, and depreciation and amortization, and defines adjusted EBITDA as EBITDA excluding store closure and exit costs, one-time costs associated with the Transactions, gains and losses from disposal of assets and the loss on extinguishment of debt.

These non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, none of these non-GAAP measures should be considered as a measure of discretionary cash available to use to reinvest in growth of the Company’s business, or as a measure of cash that will be available to meet the Company’s obligations. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted net income and adjusted EBITDA to net income, and adjusted earnings per share to net income per share, for the thirteen weeks ended March 30, 2014 and net income for the thirteen weeks ended March 31, 2013:

	Thirteen Weeks Ended
	March 30,	March 31,
	2014	2013
	Actual	Actual
Net income	$33,733	$18,117
Income tax provision	21,565	11,897

Net income before income taxes	55,298	30,014
Store closure and exit costs (a)	533	775
Costs associated with acquisitions and integration (b)	—	(15)
Loss on disposal of assets (c)	727	7
Secondary offering expenses including employment taxes on options exercises (d)	1,404	—
Adjusted income tax provision (e)	(22,604)	(12,201)

Adjusted net income	35,358	18,580
Interest expense, net	6,466	10,160
Adjusted income tax provision (e)	22,604	12,201

Adjusted earnings before interest and taxes (EBIT)	64,428	40,941
Depreciation, amortization and accretion	13,035	11,112

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$77,463	$52,053

Adjusted Net Income Per Share
Net income per share—basic	$0.23	$0.14
Per share impact of net income adjustments	$0.01	$0.01

Adjusted net income per share—basic	$0.24	$0.15

Net income per share—diluted	$0.22	$0.14
Per share impact of net income adjustments	$0.01	$—

Adjusted net income per share—diluted	$0.23	$0.14

(a)	Store closure and exit costs have been excluded from adjusted EBITDA, and from adjusted net income. For the thirteen weeks ended March 30, 2014 these costs included relocation of one store and ongoing expenses related to prior closures. For the thirteen weeks ended March 30, 2013 these consist primarily of the costs to close a former Sunflower warehouse following the Sunflower Transaction and adjustments to sublease estimate for stores and facilities already closed.
(b)	Costs associated with acquisitions and integration represent the costs to integrate the combined businesses resulting from the Sunflower and Henry’s Transactions. These expenses include professional fees and severance, which the Company excludes from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of the Company’s operating results because management believes these costs do not directly reflect the ongoing performance of its store operations.
(c)	Loss on disposal of assets represents the losses recorded in connection with the disposal of property and equipment. The Company excludes losses on disposals of assets from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the ongoing performance of its store operations.
(d)	Secondary offering expenses including employment taxes on options exercises represents expenses the Company incurred in its secondary public offering and employment taxes paid by the Company in connection with options exercised in that offering. The Company has excluded these items from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the performance of its store operations.
(e)	Adjusted income tax provision for all periods presented represents the income tax provision plus the tax effect of the adjustments described in notes (a) through (d) above based on statutory tax rates for the period. The Company has excluded these items from its adjusted income tax provision because management believes they do not directly reflect the ongoing performance of its store operations and are not reflective of its ongoing income tax provision.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

05/7/14